EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-102550) and the Registration Statements on Form S-8 (No. 333-98231, No. 333-102554, No. 333-09727, No. 333-39181, No. 333-45731, No. 333-60993, No. 333-72527, No. 333-87511, No. 333-30164, No. 333-41088, and No. 333-68102) of Captiva Software Corporation (formerly ActionPoint, Inc.) of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Diego, California

March 12, 2004